Exhibit 10.50

AMENDMENT TO PARTICIPATION AGREEMENT
[OCS-G 27927, SHIP SHOAL AREA BLOCK 263, SOUTH ADDITION]

THIS AGREEMENT is entered into by and between Contango Offshore Exploration LLC (“COE”), a Delaware limited liability company whose address is 3700 Buffalo Speedway, Suite 925, Houston, TX, 77098, and Contango Operators, Inc. (“COI”), a Delaware Corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, TX, 77098. COE and COI are hereinafter each individually referred to as “Party” and collectively referred to as the “Parties”.

WITNESSETH:

WHEREAS, COE and COI entered into that certain Participation Agreement dated October 9, 2008 (hereinafter called “PA”) covering the following described oil and gas lease (hereinafter called “Lease”) to-wit:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 27927 dated effective June 1, 2006 from the United States of America, as Lessor, to Contango Offshore Exploration LLC, as Lessee, covering all of Block 263, Ship Shoal Area, South Addition, OCS Leasing Map, Louisiana Map No. 5A containing 5,000 acres, more or less.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived by the parties hereto, it s hereby agreed as follows:

The PA shall be amended by deleting Article 4.2, 4.3 and 6.2 in their entirety and replacing it with new Articles 4.2, 4.3 and 6.2 as follows:

4.2    With respect to the drilling of the Test Well, COE shall be entitled to an undivided 10% of 67.5%, being 6.75%, working interest (including record title and operating rights) free and clear of all costs and expenses associated with the Test Well until Post-Casing Point (such undivided 10% of 67.5% interest until Post-Casing Point is referred to hereafter as the “Carried Interest”). COI, as Operator, will bear all costs and expenses attributable to such Carried Interest prior to Post-Casing Point, together with all costs and expenses pertaining to the Test Well attributable to the remaining undivided 93.25% working interest, subject, however, to the provisions of Section 4.3 below.
4.3    COI, as Operator, shall notify COE once Casing Point has been reached with respect to the Test Well and within forty-eight (48) hours, inclusive of Saturdays, Sundays and federal holidays, of receipt of COI’s Casing Point notification, COE may elect to either (a) increase its interest in the Lease, and the Test Well, by an additional undivided 25% of 60.75%, being 15.19%, working interest ( in addition to its Carried Interest), free and clear of all costs and expenses attributable to the Test Well prior to Casing Point, or (b) retain its undivided 10% of 67.5% Carried Interest. If at Casing Point, COI, pursuant to the Operating Agreement, elects to temporarily abandon or to plug and abandon the Test Well and COE elects to participate in a different operation, COI shall not be responsible for costs and expenses attributable to COE’s Carried Interest accruing thereafter to Post-Casing Point.
6.2    Upon commencement of drilling operations with respect to the Test Well, COI shall pay to COE one hundred percent (100%) of the Sunk Costs, less and except any portion of the Acquisition Costs that have previously been reimbursed to COE. Upon such payment, COI shall be entitled to an assignment of an undivided 60.75% working interest (including record title and operating rights) in and to the Lease, subject to its proportionate share of the Base Royalty and the JEX Employee ORRI subject, however, to the right of COE to back-in for an additional undivided 25% of 60.75%, being 15.19%, working interest (including record title and operating rights) in and to the Lease at Casing Point pursuant to Section 4.3 above.

THIS AGREEMENT may be executed by signing the original or counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all parties had signed the same instrument.

Tthis Amendment is executed on this 29th day of January, 2010.

CONTANGO OFFSHORE EXPLORATION LLC

_    /s/    John W. Burke
Name:        John W. Burke                                         Title: Executive Vice President

CONTANGO OPERATORS, INC.

__/s/____Kenneth R. Peak___________ __
Name: _____Kenneth R. Peak_______________
Title:     Chairman and CEO